Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

In connection with the filing by Government Properties Income Trust (the “Company”) of the Quarterly Report on Form 10-Q for the period ended June 30, 2018 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David M. Blackman
David M. Blackman President and Chief Executive Officer

/s/ Mark L. Kleifges
Mark L. Kleifges Chief Financial Officer and Treasurer

Date:    August 2, 2018